UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 12, 2013

Cytomedix, Inc.

(Exact name of registrant as specified in its charter)

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Delaware	01-32518	23-3011702
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

209 Perry Parkway, Suite 7, Gaithersburg, MD 20877

(Address of Principal Executive Office) (Zip Code)

240-499-2680

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement

The information set forth under Item 5.02 in this Form 8-K is incorporated herein by reference.

Item 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers

On March 12, 2013, the Board of Directors of Cytomedix, Inc., a Delaware corporation (the "Company"), following the review and recommendation of the Compensation Committee of the Board, adopted the following changes to the compensation of the following named executives of the Company (the salary increases will go in effect as of April 1, 2013, subject to the Company’s payroll practices) and approved amendments to respective Letters of Employment for Messrs. Rosendale, Field and Maslan as follows:

•	Martin Rosendale (Chief Executive Officer, director) - to approve an increase in his base annual salary to $385,000, and (ii) in recognition of his services to the Company in 2012, grant a $91,000 cash bonus,

•	Edward L. Field (Chief Operating Officer) - to approve an increase in his base annual salary to $290,000, and (ii) in recognition of his services to the Company in 2012, grant a $57,180 cash bonus.

•	Andrew S. Maslan (Chief Financial Officer) - in recognition of his services to the Company in 2012, to grant a $52,500 cash bonus.

Item 9.01	Exhibits

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Cytomedix, Inc.

By:	/s/ Martin P. Rosendale
Martin P. Rosendale Chief Executive Officer

Date: March 15, 2013

42717-0000

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